Exhibit 99.1

COMTECH ANNOUNCES FINANCIAL RESULTS
FOR SECOND QUARTER OF FISCAL 2025

Chandler, Ariz. – March 12, 2025 – Comtech Telecommunications Corp. (NASDAQ: CMTL) ("Comtech" or the "Company"), a global communications technology leader, today reported financial results for its second quarter ended January 31, 2025.

"When I became Comtech's President and CEO on January 13, we announced both unsatisfactory financial results for the first quarter ended October 31, 2024 as well as a comprehensive transformation plan to address longstanding issues and better position the Company going forward. I am pleased to report that we are making strong progress in the execution of that transformation plan which has started to position the Company in a positive trajectory for a successful future,” stated Ken Traub, Chairman, President and CEO.

Consolidated Financial Results

•Net sales of $126.6 million

•Gross margin of 26.7%

•Operating loss of $10.3 million, net loss of $48.7 million and Adjusted EBITDA (a Non-GAAP measure) of $2.9 million

•Net bookings of $79.4 million, representing a book-to-bill ratio of 0.63x

•Funded backlog of $763.8 million and revenue visibility of approximately $1.6 billion

Recent Major Corporate Developments

•Ken Traub joined the Board of Directors on October 31, 2024, was appointed Executive Chairman on November 27, 2024 and became President and Chief Executive Officer on January 13, 2025.

•Under Mr. Traub's leadership, Comtech is executing a comprehensive transformation plan, which includes actions to improve operational discipline, streamline the Company's cost structure, support the growth and development of differentiated, higher margin business initiatives, strengthen the capital structure, explore strategic alternatives and improve the corporate culture by strengthening accountability and enhancing employee morale and productivity.

•Subsequent to quarter end, on March 3, 2025, Comtech entered into a series of transactions to improve its capital structure and financial flexibility:

◦The Company received a $40.0 million capital infusion in the form of subordinated debt, from existing investors, that enabled a favorable re-negotiation of certain terms of its senior secured loan facility with a syndicate of lenders (the "Credit Facility");

◦Of the proceeds received, $27.3 million was immediately used to prepay a portion of the term loan, and $3.2 million was applied as a reduction in the revolver loan commitment. The lenders agreed to waive the prepayment penalties that were applicable under the terms of the Credit Facility;

◦The amended Credit Facility waived all events of default, specifically the Net Leverage Ratio and the Fixed Charge Coverage Ratio covenants as of January 31, 2025 (that the Company disclosed it anticipated breaching in its SEC filings, press release and conference call on January 13, 2025) and suspended testing of these covenants such that the next test will be for the quarter ending on October 31, 2025;

◦The amended Credit Facility immediately lowered the interest rates on the Term Loan and Revolver Loan by approximately 470 and 215 basis points, respectively, and lowered the minimum quarterly Average Liquidity covenant from $20.0 million to $17.5 million; and

•Comtech is conducting a comprehensive review of strategic alternatives with TD Cowen and Imperial Capital serving as financial advisors.

Mr. Traub continued,

"As we discussed on January 13, a vital element of our transformation plan is to earn the trust and confidence of all of our stakeholders, and we intend to do that by being transparent, holding ourselves accountable and delivering on our promises. We disclosed at that time that the Company anticipates breaching financial covenants under its Credit Facility as of the next testing date of January 31, 2025 and this could have significant consequences for the Company. We are fortunate to have earned the support of our subordinated debt investors as well as our secured creditors that has enabled us to not only cure these breaches but has also provided us with more financial flexibility going forward. I believe this is a testament to the confidence that our lenders have in our transformation plan and the progress that they see we are making, including improving operational discipline, reducing the cost structure, supporting the growth of higher margin business initiatives and exploring strategic alternatives." Mr. Traub added, "It is particularly gratifying to see the brightening of the corporate culture as employees are increasingly taking pride in the positive trajectory toward a stronger and healthier future for Comtech."

Second Quarter Fiscal 2025 Consolidated Results Commentary

Consolidated net sales were $126.6 million in the second quarter, a decrease of 5.7% compared to the prior year period and an increase of 9.3% sequentially from last quarter. While net sales in the Satellite and Space Communications (“S&S”) and Terrestrial and Wireless Networks (“T&W”) segments were both lower compared to the period year period, the sequential increase was due to higher sales of SATCOM and VSAT equipment to the U.S. Army in the S&S segment.

Consolidated gross profit was $33.7 million, or 26.7% of consolidated net sales, in the second quarter, which is a decline from the prior year period gross profit of $43.2 million, or 32.2%, but is a sequential increase from the $14.5 million, or 12.5%, reported in the immediately preceding quarter. Gross profit in the first quarter of fiscal 2025 reflected an $11.4 million non-cash charge in the S&S segment related to the write down of certain inventory associated with discontinued products.

Consolidated operating loss was $10.3 million in the second quarter, compared to operating income of $3.0 million in the prior year period. Operating loss in the more recent quarter significantly improved from the $129.2 million operating loss reported in the immediately preceding quarter, due in large part to the improvement in gross profit described above, and non-cash charges in the first quarter of fiscal 2025 in the S&S segment related to a $79.6 million impairment of goodwill and $17.4 million unbilled receivable contract asset reserve. Operating loss in the more recent period includes, among other things: $5.0 million of amortization of intangibles; $3.4 million of restructuring costs; $1.2 million of amortization of stock-based compensation; and $1.1 million of proxy solicitation costs.

Consolidated net loss was $48.7 million in the second quarter, compared to a net loss of $10.6 million in the prior year period. Net loss in the more recent quarter improved from the $148.4 million net loss reported in the immediately preceding quarter.

Consolidated Adjusted EBITDA (a non-GAAP measure) was $2.9 million in the second quarter, compared to Adjusted EBITDA of $15.1 million in the prior year period. Adjusted EBITDA in the more recent quarter improved from the Adjusted EBITDA loss of $19.4 million in the immediately preceding quarter. Adjusted EBITDA loss in the first quarter of fiscal 2025 included a non-cash charge of $17.4 million for fully reserving for an unbilled receivable contract asset in the S&S segment.

Consolidated net bookings were $79.4 million in the second quarter, a decrease of 44.0% and 37.9%, respectively, compared to the prior year period and immediately preceding quarter. The book-to-bill ratio in the more recent quarter was 0.63x. The fluctuation in bookings was due in part to the timing of receipt of large, long-term contracts within the Company's T&W segment in prior periods and decisions not to accept low margin customer bookings.

Consolidated backlog was $763.8 million as of January 31, 2025, compared to $811.0 million as of October 31, 2024 and $798.9 million as of July 31, 2024. Revenue visibility, measured as the sum of funded backlog and the total unfunded value of certain multi-year contracts, was approximately $1.6 billion at the end of the second quarter.

Satellite and Space Communications Segment Commentary

S&S net sales were $73.7 million in the second quarter, a decrease of 6.2% compared to the prior year period and an increase of 25.1% sequentially from last quarter. Compared to the prior year period, S&S experienced a decline in net sales of troposcatter solutions given, for example, the anticipated winddown of certain U.S. government contracts, as well as a large COMET order to an international customer which did not repeat this quarter, offset in part by higher net sales of its satellite communications (“SATCOM”) and satellite ground infrastructure solutions. The sequential increase in S&S net sales was due to higher sales of SATCOM and VSAT equipment to the U.S. Army.

S&S operating income was $1.2 million in the second quarter, compared to operating income of $1.9 million in the prior year period. Operating income in the more recent quarter significantly improved from the $118.8 million operating loss reported in the immediately preceding quarter, which had been impacted by a non-cash goodwill impairment charge, a non-cash charge to fully reserve for an unbilled receivable contract asset and a non-cash charge related to the write-down of certain inventories, among other things.

S&S net income was $1.6 million for the second quarter, compared to a net loss of $0.5 million in the prior year period. Net income in the more recent quarter significantly improved from the $119.4 million net loss reported in the immediately preceding quarter.

S&S Adjusted EBITDA was $4.7 million in the second quarter, compared to Adjusted EBITDA of $7.1 million in the prior year period. Adjusted EBITDA in the more recent quarter improved from the $21.1 million Adjusted EBITDA loss reported in the immediately preceding quarter. Compared to the prior year period, Adjusted EBITDA reflects lower net sales and gross profit (both in dollars and as a percentage of related segment net sales), offset in part by lower selling, general and administrative and research and development expenses. S&S Adjusted EBITDA in the first quarter includes the aforementioned $17.4 million non-cash charge to fully reserve for an unbilled receivable contract asset.

S&S net bookings were $47.4 million in the second quarter, a decrease of 29.9% and 18.8%, respectively, compared to the prior year period and immediately preceding quarter. This decrease reflects, in part, deliberate decisions not to accept low margin customer bookings. The book-to-bill ratio in the quarter was 0.64x. At quarter end, S&S had $252.1 million in funded backlog.

In addition to the business highlights presented above, key S&S contract awards and product launches during the second quarter included, among others:

•A sole source follow-on contract from L3Harris, valued in excess of $15.0 million, that calls for the delivery of modem technologies supporting the U.S. Air Force and U.S. Army Anti-Jam Modem (“A3M”); Comtech's A3M technologies are engineered to deliver software-defined, secure, and resilient anti-jam SATCOM capabilities for U.S. Air Force and U.S. Army platforms operating around the world; to-date, Comtech has received multiple sole source, follow-on production contracts from L3Harris in excess of $26.0 million;

•A contract from an international military end customer, valued in excess of $4.5 million, calling for the delivery of software-defined SLM-5650B and CDM-625 modems, upgrade kits, firmware and technical support;

•Approximately $4.0 million in funded orders from a long-time, existing international customer for the procurement of EEE space parts and services;

•Approximately $4.0 million of incremental funding for ongoing training and support of complex cybersecurity operations for U.S. government customers;

•In excess of $2.0 million in funded orders calling for the supply of Very Small Aperture Terminal (“VSAT”) equipment and related services for the U.S. Army; and

•A sole source production order, valued at approximately $2.0 million, from an existing customer for multi-orbit frequency converters.

Terrestrial & Wireless Networks Segment Commentary

T&W net sales were $52.9 million in the second quarter, a decrease of 4.9% and 7.0%, respectively, compared to the prior year period and immediately preceding quarter. Compared to the prior year period, T&W experienced lower net sales of its location based solutions and NG-911 services, offset in part by higher net sales of its call handling solutions. Such decrease reflects T&W's repositioning to sell its 5G and related location-based solutions to international customers, which have long sales cycles, and the timing of performance on statewide NG-911 contracts, such as with the State of Ohio.

T&W operating income was $3.4 million in the second quarter, compared to operating income of $8.1 million in the prior year period and operating income of $5.3 million in the immediately preceding quarter.

T&W net income was $3.4 million in the second quarter, compared to net income of $7.6 million in the prior year period and $5.3 million in the immediately preceding quarter.

T&W Adjusted EBITDA was $8.9 million in the second quarter, compared to Adjusted EBITDA of $13.7 million in the prior year period and $11.0 million in the immediately preceding quarter. Compared to the prior year period, Adjusted EBITDA reflects lower gross profit (both in dollars and as a percentage of related segment net sales) and higher selling, general and administrative expenses and research and development expenses.

T&W net bookings were $32.0 million in the second quarter, a decrease of 56.9% and 53.9%, respectively, compared to the prior year period and immediately preceding quarter. The book-to-bill ratio in the quarter was 0.61x. At quarter end, T&W had $511.8 million in funded backlog. The fluctuation in bookings was due in part to the timing of receipt of large, long-term contracts in prior periods and decisions not to accept low margin customer bookings.

In addition to the business highlights presented above, key T&W contract wins and renewals during the second quarter included, among others:

•A funded order, valued at approximately $8.0 million, from a long-time, existing customer for location and mapping services intended for motorcycles and off-road vehicles;

•Various funded orders, valued in excess of $3.0 million, primarily for location and maintenance and support services for one of the largest wireless carriers in the U.S.;

•Incremental funding related to its NG-911 deployment in South Carolina, valued in excess of $2.0 million;

•Incremental funding, valued in excess of $2.0 million, from an existing customer requesting the continuation of NG-911 call routing services for voice over internet protocol ("VoIP") communications; and

•A funded order, valued in excess of $1.5 million, from an existing U.S. military customer requesting the extension of call handling maintenance and support services.

Cost-Savings and Profit Improvement Initiatives

As previously announced on January 13, 2025, the Company is conducting a thorough review of processes, product lines, staffing levels and cost structures to identify actions that are expected to meaningfully reduce costs, enable a more efficient and effective organization and improve its cash conversion cycle. To that end, the Company notes that since July 2024, it has significantly progressed with its plans to wind down its steerable antenna operations located in the U.K. (GAAP operating losses related to this product line in fiscal 2024, 2023 and 2022 were $32.3 million, $8.2 million and $9.9 million, respectively). In addition to discontinuing products within the Company’s satellite ground infrastructure product line to focus on higher margin revenue opportunities, the Company has also reduced its global workforce by approximately 13% since July 31, 2024, which represents approximately $26.0 million in annualized labor costs. Severance associated with such actions approximated $2.8 million. The Company expects to take further cost reduction actions in the second half of fiscal 2025.

Liquidity

As previously disclosed on March 3, 2025, the Company amended its Credit Facility and Subordinated Credit Facility to, among other things, waive all defaults, specifically the Net Leverage Ratio and Fixed Charge Coverage Ratio covenants under both facilities as of January 31, 2025 and suspend testing of these covenants until the quarter ending on October 31, 2025, reduce the interest rate associated with the Credit Facility's Term Loan and Revolver Loan, reduce the minimum quarterly Average Liquidity requirement from $20.0 million to $17.5 million and allow for a new $40.0 million capital infusion in the form of subordinated debt from existing holders of the Company's convertible preferred stock and subordinated debt. Of the proceeds received, $27.3 million was immediately used to prepay, without prepayment penalty, a portion of the Term Loan, and $3.2 million was applied as a reduction in the Revolver Loan commitment. As of January 31, 2025 and March 10, 2025, Comtech's:

•Qualified cash and cash equivalents were $26.3 million and $21.5 million, respectively;

•Total outstanding borrowings under the Credit Facility were $202.9 million and $168.0 million, respectively, of which $32.5 million and $23.4 million was drawn on the Revolver Loan;

•Total outstanding borrowings under the Subordinated Credit Facility (excluding accreted interest) were $25.0 million and $65.0 million, respectively; and

•Available sources of liquidity, as of March 10, 2025, approximated $27.4 million, consisting of qualified cash and cash equivalents and the remaining available portion of the committed Revolver Loan.

Conference Call and Webcast Information

Comtech will host a conference call with investors and analysts on Wednesday, March 12, 2025 at 5:00 pm Eastern Time. Mr. Traub will lead the call, joined by Michael Bondi, Chief Financial Officer; Daniel Gizinski, President of the Satellite and Space Communications segment; and Jeff Robertson, President of the Terrestrial and Wireless Networks segment. A live webcast of the conference call will be accessible on the Investor Relations section of Comtech’s website at www.comtech.com/investors. Alternatively, investors can access the conference call by dialing (800) 274-8461 (domestic), or (203) 518-9814 (international) and using the conference I.D. "Comtech." A replay will be available for seven days by dialing (800) 938-2241 (domestic), or (402) 220-1121 (international).

About Comtech

Comtech Telecommunications Corp. is a leading provider of satellite and space communications technologies; terrestrial and wireless network solutions; Next Generation 911 ("NG911") and emergency services; and cloud native capabilities to commercial and government customers around the world. Through its culture of innovation and employee empowerment, Comtech leverages its global presence and decades of technology leadership and experience to create some of the world’s most innovative solutions for mission-critical communications. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by the Company's representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding its expectations for its strategic alternatives process, expectations for further portfolio-shaping opportunities, expectations for other operational initiatives, the intended use of proceeds from the Credit Facility and Subordinated Credit Facility, expectations for completing further financing initiatives, future performance and financial condition, plans to address its ability to continue as a going concern, the plans and objectives of management and assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the outcome and effectiveness of the aforementioned strategic alternatives process, further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity so that the Company is able to continue as a going concern; its ability to implement changes in executive leadership; the possibility that the expected synergies and benefits from strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for niche products and solutions with higher margins; the nature and timing of receipt of, and performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies and ability to scale opportunities and deliver solutions to current and prospective customers; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with legal proceedings, customer claims for indemnification, and other similar matters; risks associated with obligations under its credit facilities; risks associated with large contracts; risks associated with supply chain disruptions; and other factors described in this and other Company filings with the Securities and Exchange Commission. However, the risks described above are not the only risks that the Company faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of its SEC filings. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact
Maria Ceriello
631-962-7115
Maria.Ceriello@comtech.com

Media Contact
Jamie Clegg
480-532-2523
Jamie.Clegg@comtech.com

Rebecca Kral
comtech@longacresquare.com

Appendix:
•Condensed Consolidated Statements of Operations (Unaudited)
•Condensed Consolidated Balance Sheets (Unaudited)
•Use of Non-GAAP Financial Measures
6

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	Three months ended January 31,		Six months ended January 31,
	2025	2024	2025	2024
Net sales	$126,574,000	134,225,000	$242,374,000	286,136,000
Cost of sales	92,834,000	91,027,000	194,118,000	195,056,000
Gross profit	33,740,000	43,198,000	48,256,000	91,080,000

Expenses:
Selling, general and administrative	33,832,000	30,307,000	85,476,000	63,002,000
Research and development	4,354,000	6,843,000	8,067,000	14,655,000
Amortization of intangibles	5,043,000	5,288,000	11,636,000	10,577,000
Impairment of long-lived assets, including goodwill	—	—	79,555,000	—
Proxy solicitation costs	1,099,000	—	2,682,000	—
CEO transition costs	(331,000)	—	267,000	—
Gain on business divestiture, net	—	(2,213,000)	—	(2,213,000)
	43,997,000	40,225,000	187,683,000	86,021,000

Operating (loss) income	(10,257,000)	2,973,000	(139,427,000)	5,059,000

Other expenses (income):
Interest expense	11,008,000	5,265,000	20,540,000	10,197,000
Interest (income) and other	(126,000)	902,000	509,000	837,000
Write-off of deferred financing costs	—	—	1,412,000	—
Change in fair value of warrants and derivatives	28,568,000	—	34,092,000	—

Loss before (benefit from) provision for income taxes	(49,707,000)	(3,194,000)	(195,980,000)	(5,975,000)
(Benefit from) provision for income taxes	(968,000)	7,364,000	1,166,000	6,020,000

Net loss	$(48,739,000)	(10,558,000)	$(197,146,000)	(11,995,000)

(Loss) gain on extinguishment of convertible preferred stock	—	(13,640,000)	51,179,000	(13,640,000)

Adjustments to reflect redemption value of convertible preferred stock:
Convertible preferred stock issuance costs	—	(4,273,000)	—	(4,273,000)
Deemed contributions (dividends) on convertible preferred stock	26,383,000	(2,061,000)	(32,251,000)	(3,884,000)
Net loss attributable to common stockholders	$(22,356,000)	(30,532,000)	$(178,218,000)	(33,792,000)

Net loss per common share:
Basic	$(0.76)	(1.07)	$(6.06)	(1.18)
Diluted	$(0.76)	(1.07)	$(6.06)	(1.18)

Weighted average number of common shares outstanding – basic	29,339,000	28,662,000	29,393,000	28,704,000

Weighted average number of common and common equivalent shares outstanding – diluted	29,339,000	28,662,000	29,393,000	28,704,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31, 2025	July 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,666,000	32,433,000
Accounts receivable, net	167,197,000	195,595,000
Inventories, net	81,401,000	93,136,000
Prepaid expenses and other current assets	14,283,000	15,387,000
Total current assets	289,547,000	336,551,000
Property, plant and equipment, net	45,228,000	47,328,000
Operating lease right-of-use assets, net	30,231,000	31,590,000
Goodwill	204,625,000	284,180,000
Intangibles with finite lives, net	183,192,000	194,828,000
Deferred financing costs, net	1,806,000	3,251,000
Other assets, net	15,932,000	14,706,000
Total assets	$770,561,000	912,434,000
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,056,000	42,477,000
Accrued expenses and other current liabilities	53,470,000	62,245,000
Current portion of credit facility, net	186,434,000	4,050,000
Current portion of subordinated credit facility, net	28,729,000	—
Operating lease liabilities, current	7,363,000	7,869,000
Contract liabilities	65,616,000	65,834,000
Interest payable	641,000	1,072,000
Total current liabilities	385,309,000	183,547,000
Non-current portion of credit facility, net	—	173,527,000
Operating lease liabilities, non-current	28,667,000	30,258,000
Income taxes payable, non-current	2,516,000	2,231,000
Deferred tax liability, net	5,899,000	6,193,000
Long-term contract liabilities	20,253,000	21,035,000
Warrant and derivative liabilities	72,746,000	5,254,000
Other liabilities	4,146,000	4,060,000
Total liabilities	519,536,000	426,105,000
Commitments and contingencies
Convertible preferred stock, par value $0.10 per share; authorized and issued 175,264 shares at January 31, 2025 (redemption value of $192,051,000 which includes accrued dividends of $1,430,000) and authorized and issued 171,827 shares at July 31, 2024 (redemption value of $180,076,000, which includes accrued dividends of $1,341,000)	122,317,000	180,076,000
Stockholders’ equity:
Preferred stock, par value $0.10 per share; authorized and unissued 1,824,736 and 1,828,173 shares at January 31, 2025 and July 31, 2024, respectively	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 44,380,110 and 43,766,109 shares at January 31, 2025 and July 31, 2024, respectively	4,438,000	4,377,000
Additional paid-in capital	614,858,000	640,145,000
Retained (deficit) earnings	(48,739,000)	103,580,000
	570,557,000	748,102,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2025 and July 31, 2024)	(441,849,000)	(441,849,000)
Total stockholders’ equity	128,708,000	306,253,000
Total liabilities, convertible preferred stock and stockholders’ equity	$770,561,000	912,434,000

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this release contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation, amortization of intangibles, impairment of long-lived assets, including goodwill, amortization of cost to fulfill assets, amortization of stock-based compensation, CEO transition costs, change in fair value of warrants and derivatives, proxy solicitation costs, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), and write-off of deferred financing costs, and in the recent past, acquisition plan expenses, change in fair value of the convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, strategic alternatives expenses and other and loss on business divestiture. These items, while periodically affecting our results, may vary significantly from period to period and may have a disproportionate effect in a given period, thereby affecting the comparability of results. Although closely aligned, our definition of Adjusted EBITDA is different than EBITDA (as such term is defined in our Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables presented herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. As we have not provided future financial targets, there is no need to reconcile our business outlook to the most directly comparable GAAP measures. Furthermore, even if targets had been provided, items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics would not be available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

	Three months ended January 31,		Six months ended January 31,		Fiscal Year
	2025	2024	2025	2024	2024
Reconciliation of GAAP Net Loss to Adjusted EBITDA:
Net loss	$(48,739,000)	$(10,558,000)	$(197,146,000)	$(11,995,000)	$(99,985,000)
(Benefit from) provision for income taxes	(968,000)	7,364,000	1,166,000	6,020,000	(295,000)
Interest expense	11,008,000	5,265,000	20,540,000	10,197,000	22,153,000
Interest (income) and other	(126,000)	902,000	509,000	837,000	678,000
Write-off of deferred financing costs	—	—	1,412,000	—	1,832,000
Change in fair value of warrants and derivatives	28,568,000	—	34,092,000	—	(4,273,000)
Amortization of stock-based compensation	1,170,000	2,189,000	1,325,000	4,834,000	6,096,000
Amortization of intangibles	5,043,000	5,288,000	11,636,000	10,577,000	21,154,000
Depreciation	2,779,000	2,930,000	5,674,000	5,952,000	12,159,000
Impairment of long-lived assets, including goodwill	—	—	79,555,000	—	64,525,000
Amortization of cost to fulfill assets	—	240,000	261,000	480,000	960,000
Proxy solicitation costs	1,099,000	—	2,682,000	—	—
CEO transition costs	(331,000)	—	267,000	—	2,916,000
Restructuring costs	3,400,000	2,726,000	21,253,000	6,442,000	12,470,000
Strategic emerging technology costs	—	978,000	280,000	2,348,000	4,110,000
(Gain) loss on business divestiture, net	—	(2,213,000)	—	(2,213,000)	1,199,000
Adjusted EBITDA	$2,903,000	$15,111,000	$(16,494,000)	$33,479,000	$45,699,000

Reconciliations of our GAAP consolidated operating income (loss), net income (loss) attributable to common stockholders and net income (loss) per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net income (loss) attributable to common stockholders and Non-GAAP net income (loss) per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate.

	January 31, 2025
	Three months ended			Six months ended
	Operating (Loss) Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating Loss	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(10,257,000)	$(22,356,000)	$(0.76)	$(139,427,000)	$(178,218,000)	$(6.06)
Adjustments to reflect redemption value of convertible preferred stock	—	(26,383,000)	(0.90)	—	32,251,000	1.10
Change in fair value of warrants and derivatives	—	28,568,000	0.98	—	34,092,000	1.16
Gain on extinguishment of convertible preferred stock	—	—	—	—	(51,179,000)	(1.74)
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000	79,555,000	2.71
Restructuring costs	3,400,000	3,222,000	0.11	21,253,000	20,336,000	0.69
Amortization of intangibles	5,043,000	4,806,000	0.16	11,636,000	11,161,000	0.38
Proxy solicitation costs	1,099,000	1,022,000	0.03	2,682,000	2,523,000	0.09
Amortization of stock-based compensation	1,170,000	1,076,000	0.04	1,325,000	1,206,000	0.04
CEO transition costs	(331,000)	(308,000)	(0.01)	267,000	259,000	0.01
Strategic emerging technology costs	—	—	—	280,000	266,000	0.01
Amortization of cost to fulfill assets	—	—	—	261,000	261,000	0.01
Net discrete tax expense	—	72,000	—	—	102,000	—
Non-GAAP measures	$124,000	$(10,281,000)	$(0.35)	$(22,168,000)	$(47,385,000)	$(1.61)

	January 31, 2024
	Three months ended			Six months ended
	Operating Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$2,973,000	$(30,532,000)	$(1.07)	$5,059,000	$(33,792,000)	$(1.18)
Loss on extinguishment of convertible preferred stock	—	13,640,000	0.48	—	13,640,000	0.48
Adjustments to reflect redemption value of convertible preferred stock	—	6,334,000	0.22	—	8,157,000	0.29
Amortization of intangibles	5,288,000	4,097,000	0.14	10,577,000	8,194,000	0.28
Restructuring costs	2,726,000	2,092,000	0.07	6,442,000	4,953,000	0.17
Amortization of stock-based compensation	2,189,000	1,705,000	0.06	4,834,000	3,760,000	0.13
Strategic emerging technology costs	978,000	753,000	0.03	2,348,000	1,808,000	0.06
Amortization of cost to fulfill assets	240,000	240,000	0.01	480,000	480,000	0.02
Gain on business divestiture, net	(2,213,000)	(2,870,000)	(0.10)	(2,213,000)	(1,447,000)	(0.05)
Net discrete tax expense	—	371,000	0.01	—	996,000	0.03
Non-GAAP measures	$12,181,000	$(4,170,000)	$(0.15)	$27,527,000	$6,749,000	$0.23

	Fiscal Year 2024
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(79,890,000)	$(135,440,000)	$(4.70)
Loss on extinguishment of convertible preferred stock	—	19,555,000	0.68
Adjustments to reflect redemption value of convertible preferred stock	—	15,900,000	0.55
Change in fair value of warrants and derivatives	—	(4,273,000)	(0.15)
Impairment of long-lived assets, including goodwill	64,525,000	63,800,000	2.21
Amortization of intangibles	21,154,000	16,389,000	0.57
Restructuring costs	12,470,000	9,736,000	0.34
Amortization of stock-based compensation	6,096,000	4,797,000	0.17
Strategic emerging technology costs	4,110,000	3,795,000	0.13
CEO transition costs	2,916,000	2,245,000	0.08
Loss on business divestiture	1,199,000	1,199,000	0.04
Amortization of cost to fulfill assets	960,000	960,000	0.03
Net discrete tax expense	—	4,136,000	0.14
Non-GAAP measures	$33,540,000	$2,799,000	$0.10

* Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the six months ended January 31, 2024 and fiscal 2024 was computed using weighted average diluted shares outstanding of 28,958,000 and 29,132,000, during the respective period.
ECMTL
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